August 27, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam:

            Tait, Weller & Baker ("TWB") served as the independent auditors for Bexil Corporation (formerly Bull & Bear U.S. Government Securities Fund, Inc.) ("Fund") for the Fund's fiscal year ended June 30, 1998. On March 4, 1998, the Fund's Board of Directors adopted a resolution changing the Fund's fiscal year end from June 30 to December 31. At a Board meeting held on September 9, 1998, the Fund's Board of Directors approved the selection of TWB for the fiscal period ending December 31, 1998. The selection was submitted to stockholders for ratification or rejection at the Fund's annual meeting on December 18, 1998 and was rejected. On December 27, 1998, the Board of Directors rescinded its prior resolution to change the fiscal year of the Fund resulting in the fiscal year of the Fund being July 1, 1998 to June 30, 1999. The Fund's Board of Directors approved the selection of Sanville & Company ("Sanville") for the fiscal period ending June 30, 1999 at a Board meeting held on March 3, 1999. Accordingly, the selection by the Fund's Board of Sanville as independent auditors for such fiscal period was submitted to stockholders for approval on August 26, 1999 and Sanville was approved. In connection with the audit of the fiscal year ended June 30, 1998 and subsequent interim period through March 3, 1999, there were no disagreements with TWB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit report of TWB on the financial statements of the Fund as of and for the year ended June 30, 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                                                   Very truly yours,

                                                   BEXIL CORPORATION
                                                   /s/ Joseph Leung
                                                   Joseph Leung
                                                   Treasurer





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                                                                 August 27, 1999

Securities and Exchange Commission
Washington, D.C. 20549
                              RE: Bexil Corporation (formerly Bull & Bear U.S. Government Securities Fund, Inc.) File No. 811-07833

Dear Sir or Madam:

     We have read item 77K of the Form N-SAR of Bexil Corporation (formerly, Bull & Bear U.S. Government Securities Fund, Inc.) for the year ended June 30, 1999, and agree with the statements contained therein.


                                             Very truly yours,
                                             /s/ Tait, Weller & Baker
                                             ------------------------
                                             TAIT, WELLER & BAKER





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